UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPONENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0218904
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive, Menlo Park, California 94025

(Address of Principal Executive Offices)

Exponent, Inc. Amended and Restated 2008 Equity Incentive Plan

(Full Title of the Plan)

Paul R. Johnston

Chief Executive Officer

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 326-9400

(Telephone Number, Including Area Code, of Agent For Service)

With copy to:

Timothy G. Hoxie

Jones Day

555 California Street
26th Floor

San Francisco, California 94104

Telephone: (415) 626-3939

Facsimile: (415) 875-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☐    Accelerated Filer  ☒      Non-Accelerated Filer  ☐    Smaller Reporting Company  ☐

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock $0.001 par value (Amended and Restated 2008 Equity Incentive Plan)	1,214,075	$55.80	$67,745,385	$7,763.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of high and low prices for the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on September 20, 2012.

(3)	Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which provides that the fee shall be $114.60 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

Explanatory Note: This Registration Statement on Form S-8 (the “Registration Statement”) relates to the issuance of up to an additional 1,214,075 shares of Exponent, Inc. (the “Registrant”) Common Stock issuable pursuant to the Exponent, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”). On May 29, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (Commission File No. 333-151238) relating to the registration of 1,200,000 shares of Common Stock under the Plan (the “Original Registration Statement”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 30, 2011 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on February 27, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012, filed on May 4, 2012, and for the quarter ended on June 29, 2012, filed on August 3, 2012, as amended on August 13, 2012;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 14, 2012, and June 4, 2012; and

(d)	The description of the Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form 8-A filed on June 25, 1990, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers

Article VII of the Amended and Restated Bylaws of Exponent, Inc. provides that the Registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

The Registrant is required to indemnify a director or officer in connection with any action, suit, or proceeding initiated by such director or officer only if the initiation of such action, suit, or proceeding by the director or officer was authorized by the board of Directors of the Registrant.

The Registrant will pay the expenses incurred by a director or officer of the Registrant entitled to indemnification in defending any action, suit, or proceeding in advance of its final disposition; provided that payment of expenses incurred by a director or officer of the Registrant will be repaid if it is determined that the director or officer is not entitled to be indemnified.

The right conferred on any person by these Articles shall not be exclusive of any other rights, which such person may have or hereafter acquired under any statute, provision of the Registrant’s Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer, for any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

In addition, each executive officer and director is a party to a written agreement for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (filed as part of Exhibit 5.1)

23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

24.1	Power of Attorney (see page 6 of this Registration Statement)

99.1*	Exponent, Inc. Amended and Restated 2008 Equity Incentive Plan (filed as Appendix A to Exponent, Inc.’s Schedule 14A filed on April 19, 2012)

* Previously filed and incorporated herein by reference thereto.

Item 9. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on September 21, 2012.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Richard L. Schlenker, Jr.
Executive Vice President, Chief Financial Officer and Corporate Secretary

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul R. Johnston and Richard L. Schlenker his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Johnston	President, Chief Executive Officer and Director	September 21, 2012
Paul R. Johnston, Ph.D.	(Principal Executive Officer)

/s/ Richard L. Schlenker	Executive Vice President, Chief Financial Officer and Corporate Secretary	September 21, 2012
Richard L. Schlenker, Jr.	(Principal Financial and Accounting Officer)

/s/ Michael R. Gaulke	Chairman of the Board of Directors	September 21, 2012
Michael R. Gaulke

/s/ Samuel H. Armacost	Director	September 21, 2012
Samuel H. Armacost

/s/ Mary B. Cranston	Director	September 21, 2012
Mary B. Cranston

/s/ Leslie G. Denend	Director	September 21, 2012
Leslie G. Denend, Ph.D.

/s/ Stephen C. Riggins	Director	September 21, 2012
Stephen C. Riggins

/s/ John B. Shoven,	Director	September 21, 2012
John B. Shoven, Ph.D.

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Index to Exhibits

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (filed as part of Exhibit 5.1)

23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

24.1	Power of Attorney (see page 6 of this Registration Statement)

99.1*	Exponent, Inc. Amended and Restated 2008 Equity Incentive Plan (filed as Appendix A to Exponent, Inc.’s Schedule 14A filed on April 19, 2012)

* Previously filed and incorporated herein by reference thereto.

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